Exhibit 99.2
Presentation of Information
Unless the context otherwise requires:

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The information included in this offering memorandum about Arconic Corporation, including the Combined Financial Statements of Arconic Corporation, assumes the completion of all of the transactions referred to in this offering memorandum in connection with the separation and distribution.

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References in this offering memorandum to “Arconic Corporation,” “Arconic,” “we,” “us,” “our,” “our company,” “the Company” and “the Issuer” refer to Arconic Corporation, a Delaware corporation, and its consolidated subsidiaries.

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References in this offering memorandum to “ParentCo” refer to Arconic Inc., a Delaware corporation, and its consolidated subsidiaries, including the Arconic Corporation Businesses, prior to completion of the separation and the distribution, and refer to Howmet Aerospace Inc. and its consolidated subsidiaries after the completion of the separation and the distribution, unless otherwise specified.

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References in this offering memorandum to the “Arconic Corporation Businesses” refer to the operations of the Company, which comprise the rolled aluminum products, aluminum extrusions, and architectural products operations that were part of ParentCo prior to the completion of the separation and the distribution, as well as the Latin America extrusions operations sold by ParentCo in April 2018.

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References in this offering memorandum to “Howmet Aerospace” refer to ParentCo after the completion of the separation and the distribution, following which ParentCo changed its name to “Howmet Aerospace Inc.” and its business comprises the Howmet Aerospace Businesses.

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References in this offering memorandum to the “Howmet Aerospace Businesses” refer to the operations of the Howmet Aerospace, which comprise the engines, engineered structures, fastening systems, and forged wheels operations that were part of ParentCo prior to the completion of the separation and the distribution.

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References in this offering memorandum to the “separation” refer to the separation of the Arconic Corporation Businesses from ParentCo’s other businesses and the creation, as a result of the distribution, of an independent, publicly traded company, Arconic Corporation, which holds the assets and liabilities associated with the Arconic Corporation Businesses after the distribution.

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References in this offering memorandum to the “distribution” refer to the distribution of all of Arconic Corporation’s issued and outstanding shares of common stock to ParentCo stockholders as of the close of business on the record date for the distribution. The distribution was completed on April 1, 2020.

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References in this offering memorandum to Arconic Corporation’s historical assets, liabilities, products, businesses or activities generally refer to the historical assets, liabilities, products, businesses or activities of the Arconic Corporation Businesses as they were conducted as part of ParentCo prior to the completion of the separation.

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Certain information included in this offering memorandum is derived from Arconic Corporation’s combined financial information but is not presented in Arconic Corporation’s combined financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information is considered “non-GAAP financial measures” under SEC regulations. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered in isolation or as an alternative to the GAAP measures. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in this offering memorandum immediately following the non-GAAP measures. See “Selected Historical Combined Financial Data of Arconic Corporation” for additional information.

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We have the ability to close the offering through an escrow corporation if we determine that entering into the ABL Credit Facility will not occur on or prior to the closing of the offering. In such case, Escrow Corp. will issue the notes and the notes will be the sole obligations of Escrow Corp. until we certify that prior to or substantially concurrently with the release of escrow, we and the Guarantors will have entered into the ABL Credit Facility and the other Conditions for Release (as defined herein) will be satisfied. In the event the funds are not released from escrow by May 29, 2020, Escrow Corp. will be required to redeem the notes at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Except as specifically noted, this offering memorandum assumes that the notes will not initially be issued by Escrow Corp.
Cautionary Note Regarding Forward‑Looking Statements
This offering memorandum contains statements that relate to future events and expectations and, as such, constitute forward‑looking statements under the securities laws. Forward‑looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Corporation’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward‑looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic Corporation’s strategies, outlook, business and financial prospects; statements regarding the potential impact of the COVID-19 pandemic (“COVID-19”); and statements regarding our future market share. Forward‑looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic Corporation believes that the expectations reflected in any forward‑looking statements it makes are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward‑looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to:

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existing and any future adverse effects in connection with COVID-19, including, among other things, severe restrictions on economic activity as a result of reactions of governmental and other authorities (including shelter-in-place or stay-at-home orders), the impact on global supply and demand, the suspension or reduction of operations by our customers, suppliers and other commercial counterparties, the impact on our liquidity and financial flexibility, and the potential for COVID-19 related issues to significantly heighten the other risks customarily associated with our business (including those identified below);

•	unfavorable changes in the markets served by Arconic Corporation;

•	competition from new product offerings, disruptive technologies, industry consolidation or other developments;

•	the loss of key customers or significant changes in the business or financial condition of customers;

•	manufacturing difficulties or other issues that impact product performance, quality or safety;

•	the inability to meet increased program demand successfully or to mitigate the impact of program cancellations, reductions or delays;

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the outcome of product liability, product safety, personal injury, property damage, and recall claims and investigations, which can expose Arconic Corporation to substantial costs, liabilities and reputational harm;

•	political, economic and regulatory risks relating to Arconic Corporation’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations;

•	a material disruption of Arconic Corporation’s operations, particularly at one or more of Arconic Corporation’s manufacturing facilities;

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the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted;

•	the impact of potential cyber‑attacks and information technology or data security breaches;

•	the inability to develop innovative new products or implement technology initiatives successfully;

•	challenges to Arconic Corporation’s intellectual property rights;

•	adverse changes in discount rates or investment returns on pension assets;

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Arconic Corporation’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures;

•	increases in the cost of aluminum or volatility in the availability or costs of other raw materials;

•	a significant downturn in the business or financial condition of a significant supplier;

•	the impact of changes in foreign currency exchange rates on costs and results;

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the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental compliance and remediation, which can expose Arconic Corporation to substantial costs and liabilities;

•	the expected benefits of the separation;

•	a determination by the IRS that the distribution or certain related transactions should be treated as taxable transactions;

•	risks associated with additional indebtedness;

•	the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation, once fully realized, will exceed our estimates; and

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the impact of operating our business separate from ParentCo, which could result in disruption of our ongoing business and diversion of management’s attention from other business concerns and impact our relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward‑looking statements, see the discussions under “Risk Factors” in this offering memorandum. Any forward‑looking statement speaks only as of the date on which it is made, and Arconic Corporation assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
NON‑GAAP FINANCIAL MEASURES
In addition to reporting financial results in accordance with GAAP, this offering memorandum contains certain “non‑GAAP financial measures” as defined in Regulation G under the Exchange Act. Adjusted EBITDA and Further Adjusted EBITDA are non‑GAAP financial measures. Our definition of Adjusted EBITDA is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Further Adjusted EBITDA, is described under “Selected Historical Combined Financial Data of Arconic Corporation.”
We believe that the presentation of Adjusted EBITDA and Further Adjusted EBITDA help investors in the notes because (i) the measures presented provide additional information with respect to Arconic Corporation’s historical operating performance and Arconic Corporation’s ability to meet its current and future financial obligations and (ii) certain of the measures, such as Adjusted EBITDA, are expected to be the basis for calculations with respect to compliance with certain debt covenants expected to be included in Arconic Corporation’s future financing arrangements. The presentation of non‑GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Summary—Summary of Historical Combined Financial Data” for a reconciliation of Adjusted EBITDA and Further Adjusted EBITDA to their comparable GAAP financial measures. You should consider the non‑GAAP financial measures together with “Capitalization,” “Selected Historical Combined Financial Data of Arconic Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Combined Financial Statements and accompanying notes included elsewhere in this offering memorandum.

Recent Developments
COVID-19 Updates
Since Arconic’s launch as a standalone company on April 1, 2020, market conditions have been changing rapidly and unpredictably. As a result of the COVID-19 pandemic, several of our automotive and aerospace customers have temporarily suspended operations. Arconic derives approximately 35% of its revenue from ground transportation end markets and 18% from aerospace end-markets, including approximately 13% of its revenue from Ford, our largest customer. We cannot predict with certainty the duration of these shutdowns. Notwithstanding that, we believe that Arconic’s diverse end markets and geographic composition mitigate a portion of the impact on the Company from any singular area of decline. Furthermore, despite the challenges that we currently face in North America and Europe, we are seeing positive momentum at our Chinese facilities that felt the full brunt of the COVID-19 pandemic in early 2020 and are now back to essentially normal production. Our Russian packaging facility is running at full operations due to strong end market demand. Moreover, our operating footprint benefits from a highly variable cost structure and we are actively managing operations to effectively flex activity to respond to changing automotive and aerospace market conditions. As previously announced, in response to market conditions we took a series of proactive actions to mitigate the impacts of the COVID-19 pandemic on our business. By our current estimates, we expect these cost savings to improve our financial profile by approximately $200 million. As an update, we resumed operations at our New York facility on April 20, 2020 and we expect to resume operations at our Tennessee facility during the week of April 27, 2020.
While we are continuing to evaluate the impact of this global event, our liquidity and financial position remains strong despite the COVID-19 pandemic’s impact to our business. We have in excess of a billion dollars of available liquidity today (inclusive of approximately $500 million of cash on the balance sheet at the time of our separation) and our current capital structure maturities are well into the future. Our business is flexible and our cash requirements are countercyclical. We expect working capital will be a source of cash in the near term, and together with the benefit of the recent management actions to reduce costs, we believe we have adequate liquidity to operate the Company in spite of ongoing uncertainties.
Additionally, on April 22, 2020, the International Trade Commission announced that it had initiated antidumping and countervailing duties trade case against 18 countries on common alloy sheet products. We expect this will benefit our operations and others in industrial aluminum processing in the United States.
Preliminary First Quarter Results
On April 14, 2020, Arconic’s parent company prior to the April 1, 2020 separation, Howmet Aerospace, issued a press release, reporting preliminary unaudited financial results for the quarter ended March 31, 2020, including certain financial information related to its former Global Rolled Products (“GRP”) segment, the underlying businesses that now comprise Arconic.
On the basis of that information, for the quarter ended March 31, 2020 Howmet Aerospace is expected to report our results for the quarter:

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Revenue of approximately $1.6 billion, which is down approximately 12% year-over-year, with organic revenue expected to be down approximately 7% due to disruptions in the automotive, commercial transportation and aerospace markets driven by COVID-19 and 737 MAX production declines somewhat offset by growth in the industrial market;

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Segment operating profit to be approximately $170 million, which is up approximately 26% year-over-year, driven by net cost reductions and favorable aluminum prices, partially offset by volume declines;

•	Segment operating profit margin to increase approximately 310 basis points year-over-year to approximately 10.7%; and

•	Depreciation and amortization to be approximately $55 million in the first quarter 2020.
The preliminary unaudited first quarter results as expected to be reported by Howmet Aerospace do not include general corporate expenses of Howmet Aerospace for certain support functions that are provided on a centralized basis but were allocable to us, such as expenses related to finance, audit, legal, information technology, human resources, communications, compliance, facilities, employee benefits and compensation, and research and development activities. Separately, as previously disclosed, Arconic expects its corporate costs to be in the range of $75 million to $85 million on an annual run rate basis beginning April 1, 2020, the date of the separation, which includes approximately $20 million of depreciation and amortization. Given the macroeconomic conditions during the quarter, we are in the process of conducting impairment testing related to the carrying values of certain assets, including goodwill of $386 million of our reporting segments as of December 31, 2019. We could record a non-cash impairment charge during the quarter and, as a result, report lower operating profits.

The financial information of Howmet Aerospace’s GRP segment included below is the information of Howmet Aerospace’s GRP segment as a reportable segment of Howmet Aerospace. This preliminary unaudited combined financial information for the quarter ended March 31, 2020 may differ from the final Howmet Aerospace GRP segment’s unaudited financial results as well as the unaudited combined financial results to be reported by Arconic in its Quarterly Report for the period ended March 31, 2020. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary unaudited financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Undue reliance should not be placed on this unaudited financial information.
Howmet Aerospace GRP Segment Information (unaudited)
(dollars in millions)

	Quarter Ended March 31,
Global Rolled Products	2019 (Actual)	2020 (Estimated)
Third-party sales	$1,784	$	~1,580
Intersegment sales	$52	$	~35
Segment operating profit	$135	$	~170
Segment operating profit margin	7.6%		~10.7%
Third-party aluminum shipments (kmt)	331		~312

Howmet Aerospace GRP Organic Revenue
(dollars in millions)

	Quarter Ended March 31,
Global Rolled Products	2019 (Actual)	2020 (Estimated)
Sales	$1,784	$	~1,580
Less:
Sales – Itapissuma	40		~11
Sales – South Korea	13		~8
Aluminum price impact	n/a		~(46)
Foreign currency impact	n/a		~3
Global Rolled Products organic revenue	$1,731	$	~1,604

Organic revenue is a non-GAAP financial measure. Arconic management believes organic revenue is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of the aluminum rolling mill in Itapissuma, Brazil (divested in February 2020), the sale of the hard alloy extrusions plant in South Korea (divested in March 2020), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year periods.

Summary of Historical Combined Financial Data
The following table presents the selected historical combined financial data for the Issuer. We derived the selected statement of combined operations data for the years ended December 31, 2019, 2018, and 2017, and the selected combined balance sheet data as of December 31, 2019 and 2018, as set forth below, from our audited Combined Financial Statements, which are included in the “Index to Financial Statements” section of this offering memorandum. We derived the selected statement of combined operations data for the year ended December 31, 2016, and the selected combined balance sheet data as of December 31, 2017 and 2016, as set forth below, from our audited combined financial statements, which are not included in this offering memorandum. We derived the selected statement of combined operations data for the year ended December 31, 2015 and the selected combined balance sheet data as of December 31, 2016 and 2015 from the Issuer’s unaudited underlying financial records, which were derived from the financial records of ParentCo and are not included in this offering memorandum.
The historical results do not necessarily indicate the results expected for any future period. In addition, Arconic Corporation did not operate as a separate, standalone entity for any of the periods presented herein. There can be no assurance that the historical operations of Arconic Corporation would have achieved such results if they had in fact been conducted independently from ParentCo during the periods indicated. Arconic Corporation’s operations were included in ParentCo’s financial results. Accordingly, for all periods presented, Arconic Corporation’s Combined Financial Statements were prepared from ParentCo’s historical accounting records and presented on a standalone basis as if Arconic Corporation’s operations had been conducted independently from ParentCo. Such Combined Financial Statements include the historical operations that were considered to comprise Arconic Corporation’s Businesses, as well as certain assets and liabilities that were historically held at ParentCo’s corporate level but were specifically identifiable or otherwise attributable to Arconic Corporation.
You should read the selected historical combined financial data presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Combined Financial Statements and accompanying notes included elsewhere in this offering memorandum.

	As of and for the year ended December 31,
(in millions)	2019	2018	2017	2016	2015
Sales	$7,277	$7,442	$6,824	$6,661	$7,046
Restructuring and other charges	87	(104)	133	67	171
Net income (loss)	225	170	209	155	(60)
Total assets	4,741	4,795	4,902	4,705	4,627
Total debt	250	250	255	256	253
Cash provided from operations	457	503	182	618	*
Capital expenditures	201	317	241	350	*
Supplemental Information(1):
Segment Information:
Rolled Products
Total sales	$5,634	5,746	5,140
Segment operating profit	455	328	384
Extrusions
Total sales	553	549	520
Segment operating profit	(36)	1	34
Building and Construction Systems
Total sales	1,118	1,140	1,067
Segment operating profit	112	91	82
Non-GAAP Financial Measures(2):
Adjusted EBITDA	$616	542	531
Further Adjusted EBITDA	781	632	671

(1)	The Supplemental Information is being included consistent with the periods presented in the Audited Combined Financial Statements included in this offering memorandum.

(2)
The Non-GAAP Financial Measures are being included consistent with the periods presented in the Audited Combined Financial Statements included in this offering memorandum. See “—Non-GAAP Financial Measures – Basis for Inclusion and Reconciliations” for a reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP measures.

* This information is not available and it is impracticable to obtain.

Non-GAAP Financial Measures – Basis for Inclusion and Reconciliations
Certain of the information included in the table above is derived from Arconic Corporation’s historical combined financial information but is not presented in Arconic Corporation’s historical combined financial statements prepared in accordance with GAAP. Such information is considered “non-GAAP financial measures” under SEC regulations. This non-GAAP financial information is being provided to supplement the understanding of Arconic Corporation’s GAAP financial information.
In particular, Arconic Corporation believes these non-GAAP financial measures to be useful for the following reasons:

(i)
The measures presented provide additional information with respect to Arconic Corporation’s historical operating performance and Arconic Corporation’s ability to meet its current and future financial obligations; and

(ii)
Certain of the measures, such as Adjusted EBITDA, are expected to be the basis for calculations with respect to compliance with certain debt covenants included in Arconic Corporation’s current and future financing arrangements.

The non-GAAP financial measures presented in the table above are derived from the most directly comparable GAAP measure adjusted for the following items, as applicable:

(i)
Special items: defined as restructuring and other charges, discrete income tax items and other items as deemed appropriate by management. There can be no assurance that additional special items will not occur in future periods;

(ii)
Divestitures: this adjustment removes the impact related to previously divested businesses and planned divestitures. Specifically, divestitures pertain to the Fusina (Italy) rolling mill (divested in March 2017), the Latin America extrusions business (divested in April 2018), the Itapissuma (Brazil) rolling mill (divested in February 2020), and the hard alloy extrusions plant in South Korea (divested in March 2020); and

(iii)
Pension/OPEB: this adjustment reflects the pro forma impact related to benefit expenses associated with certain U.S. defined benefit pension and other postretirement plan obligations expected to be transferred to Arconic Corporation in connection with the separation. Accordingly, certain of the expenses related to these plans previously recognized by Arconic Corporation in its historical combined financial statements would have been recorded in nonoperating income instead of operating income (see note (a) in “Unaudited Pro Forma Condensed Combined Financial Information—Notes to Unaudited Pro Forma Condensed Combined Financial Information”).

The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Accordingly, Arconic Corporation encourages consideration of non-GAAP measures as a supplement to the respective GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures of other companies.
Arconic Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization.

	As of and for the year ended December 31,
(in millions)	2019	2018	2017
Reconciliation of Adjusted EBTIDA:
Net income	$225	$170	$209
Add:
Net income attributable to noncontrolling interests	—	—	—
Provision for income taxes	(48)	71	42
Other (income) expenses, net	(15)	4	(287)
Interest expense	115	129	168
Restructuring and other charges	87	(104)	133
Provision for depreciation and amortization	252	272	266
Adjusted EBITDA	$616	$542	$531
Adjustments:
Other special items*	81	13	48
Divestitures	(6)	(8)	(1)
Pension/OPEB	90	85	93
Further Adjusted EBITDA	$781	$632	$671

*	Other special items include the following:

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for the year ended December 31, 2019, a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of ParentCo costs associated with the following matters: the planned separation of ParentCo ($40), negotiation of a collective bargaining agreement with the United Steelworkers ($9), a legal matter referred to as Grenfell Tower ($4), and a company-wide strategy and portfolio review by management ($3);

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for the year ended December 31, 2018, an allocation of ParentCo costs associated with both a legal matter referred to as Grenfell Tower ($9) and a company-wide strategy and portfolio review by management ($4); and

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for the year ended December 31, 2017, an allocation of ParentCo costs associated with the following matters: proxy, advisory, and governance-related ($30), the separation of Alcoa Inc. ($9), a legal matter referred to as Grenfell Tower ($7), and ParentCo’s Delaware reincorporation ($2).

RISK FACTORS
You should carefully consider the following risks and other information in this offering memorandum before purchasing the notes. Any of the following risks and uncertainties could materially adversely affect our business, financial condition or results of operations. The risk factors below have been separated into four groups: risks related to the COVID-19 pandemic, risks generally related to our business, risks related to the separation and risks related to the notes and our other indebtedness. To the extent risks described under “—Risks Related to the COVID-19 Pandemic” describe specific risks that have arisen from, or are otherwise related to, the COVID-19 pandemic and the reaction of governmental and other authorities to contain, mitigate or combat the COVID-19 pandemic that are otherwise described under “—Risks Related to Our Business” in a general or hypothetical manner, the information contained in “—Risks Related to the COVID-19 Pandemic” supersedes the more general discussion. Additional risks and uncertainties that we do not presently know about, or that we currently believe are immaterial, may also adversely impact our business. Events relating to any of the following risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading price of the notes could decline, or we may be unable to meet our obligations under the notes, which in turn could cause you to lose all or part of your investment. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.
Risks Related to the COVID-19 Pandemic
Our business, results of operations, financial condition and/or cash flows could be materially adversely affected by the effects of widespread public health epidemics/pandemics, including COVID-19, that are beyond our control.
Any outbreaks of contagious diseases, public health epidemics or pandemics or other adverse public health developments in countries where we, our employees, customers and suppliers operate could have a material and adverse effect on our business, results of operations, financial condition and/or cash flows. Specifically, the recent novel strain of COVID-19, initially limited to a region in China and now affecting the global community on a pandemic basis, including the United States and Europe, is adversely impacting our operations, and the nature and extent of the impact over time is highly uncertain and beyond our control. The extent to which COVID-19 affects our operations over time will depend on future developments, which are highly uncertain, including the duration of the outbreak, the continued severity of the virus and the extent of actions that have been or may be taken to contain or treat its impact. These actions include, but are not limited to, declarations of states of emergency, shelter-in-place and stay-at-home orders, business closures, manufacturing restrictions and a prolonged period of travel, commercial and/or other similar restrictions and limitations, many of which have been implemented across much of the globe, including the United States, and which have negatively affected our business. The longer the duration, the greater impact on our businesses and the heightened risk of a material adverse impact on business, results of operations, financial condition and/or cash flows, as well as on our business strategies and initiatives. While the restrictions and limitations noted above may be relaxed or rolled back if and when COVID-19 abates, the actions may be reinstated as the pandemic continues to evolve or during any future resurgence. The scope and timing of any such reinstatements is difficult to predict and may materially affect our operations in the future. We continue to monitor guidelines proposed by federal, state and local governments with respect to the proposed “reopening” measures, which may change over time depending on public health, safety and other considerations.
As a result of COVID-19 and the measures designed to contain its spread, our sales globally, including to customers in the ground transportation and aerospace industries that are impacted by COVID-19, have been and are expected to be negatively impacted as a result of disruption in demand, which over time could have a material adverse effect on our business, results of operations, financial condition and/or cash flows. The COVID-19 pandemic has already subjected our operations, financial performance and financial condition to a number of risks, including, but not limited to those discussed below:

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Business and operations risks: We continue to monitor the evolving situation relating to COVID-19 to determine whether we will need to significantly modify our business practices or take actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, suppliers and shareholders. On April 8, 2020, we announced that we would idle or decrease production at certain of our manufacturing facilities. While we have since resumed some of these manufacturing operations, future shutdowns will be dependent on facts and circumstances as they unfold, including based on the restrictions and limitations noted above. Furthermore, additional shutdowns, which are not required by governmental authorities, may be necessary to match our production of materials to the reduced demand of our customers. In addition, given these factors and potential further disruptions, we may be unable to perform fully on our contracts and our costs may increase as a result of the COVID-19 outbreak. We may also face challenges in restoring our production levels if and when COVID-19 abates, including as a result of government-imposed or other limitations that prevent the return of all or a portion of our workforce and/or continue to disrupt demand and limit the capabilities of our suppliers. As a result of COVID-19 and its potential impact on the markets we serve, the possibility exists that a sustained impact to our operations and financial results may require material impairments of our assets including, but not limited to, goodwill, intangible assets, long-lived assets, and right-of-use assets. We are in the process of conducting impairment testing related to the carrying values of certain assets, including goodwill of $386 million of our reporting segments as of December 31, 2019. We could record a non-cash impairment charge during the first quarter of 2020 and, as a result, report lower operating profits. While we have already commenced plans to reduce costs, including announcing certain headcount and salary reductions, deferring the initiation of post-separation dividends and reducing the levels of our capital expenditures, we cannot at this time predict with certainty the longer term impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, results of operations, financial condition and/or cash flows. While the measures we have taken are anticipated to result in cost savings, there can be no assurance that we will achieve the targeted levels of cost savings in connection with the measures described above or any other measures we have taken or may take, or that these measures will be sufficient to offset revenue declines. Further disruptions and uncertainties related to the COVID-19 pandemic and/or the other risks described in this offering memorandum could require us to take additional cost-saving actions, make additional modifications to our strategic plans and/or implement other cost-savings initiatives.

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Customer and supplier risks: We have limited visibility into future demand given the disruptions resulting from COVID-19. Several of our customers, including our significant ground transportation and aerospace customers, have temporarily suspended operations or taken cost-cutting actions, including Arconic Corporation’s largest customer, Ford, which suspended its North American operations beginning on March 19, 2020. It is not possible to predict with certainty when such operations, or parts thereof, may be restarted. In addition, even if restarted, such operations may need to be suspended again on one or more occasions. Due to the impacts of COVID-19 on our customers, we are experiencing, and expect to continue experiencing, lower demand and volume for our products. These trends may lead to charges, impairments and other adverse financial impacts over time. Similarly, our suppliers may not have the materials, capacity, or capability to manufacture our products according to our schedule and specifications. If our suppliers’ operations were to be impacted, we may need to seek alternate suppliers, which may be more expensive, may not be available or may result in delays in shipments to us and subsequently to our customers, each of which would affect our business, results of operations, financial condition and/or cash flows. The duration of the current disruptions to our customers and to our supply chain, and related financial impact to us, is uncertain. Should such disruption continue for an extended period of time, the impact will have a material adverse effect on our business, results of operations, financial condition and/or cash flows.

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Market risks: The current financial market dynamics and volatility pose heightened risks to our financial position. For example, dramatically lowered interest rates and lower expected asset valuations and returns can materially impact the calculation of long-term liabilities such as our pension obligations. In addition, extreme volatility in financial and commodities markets has had and may continue to have adverse impacts on other asset valuations, such as the value of the investment portfolios supporting our pension obligations. Our long-term liabilities are sensitive to numerous factors and assumptions that can move in offsetting directions and should be considered as of the time of a relevant measurement event.

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Liquidity and credit risks: In connection with the issuance of the notes, we expect to terminate our existing revolving credit facility and enter into a new ABL Credit Agreement providing for a $750 million asset-based revolving credit facility. Availability under the ABL Credit Agreement will be based on a borrowing base calculation. Initially, until completion of an initial inventory appraisal and field examination, availability will be based on a deemed borrowing base of $500 million for a period not expected to exceed 90 days after entry into the facility. A prolonged period of generating lower financial results and cash from operations could adversely affect our ability to draw under the ABL Credit Agreement, could also adversely affect our financial condition, including in respect of satisfying both required and voluntary pension funding requirements, and could otherwise negatively affect our ability to achieve our strategic objectives. These factors could also adversely affect our ability to maintain compliance with the springing financial maintenance covenant expected to be included in the ABL Credit Facility to the extent such covenant becomes applicable, including as a result of potential increases in our net debt or future reductions in our EBITDA. There can also be no assurance that we will not face credit rating downgrades as a result of weaker than anticipated performance of our businesses or other factors, including overall market conditions. Future downgrades could further adversely affect our cost of funding and related margins, liquidity, competitive position and access to capital markets, and a have an adverse commercial impact on our business. Conditions in the financial and credit markets may also limit the availability of funding or increase the cost of funding or our ability to refinance certain of our indebtedness, which could adversely affect our business, financial position, results of operations and/or cash flows. Although the U.S. federal and other governments have announced a number of funding programs to support businesses, our ability or willingness to access funding under such programs may be limited by regulations or other guidance, including eligibility criteria, or by further change or uncertainty related to the terms of these programs.

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Employees: We may face risks associated with the actions we have taken in connection with the outbreak, including those associated with workforce reductions, the safety and welfare of our employees and the reduction of capital expenditures. For example, we may experience difficulties associated with hiring additional employees or replacing employees following the COVID-19 pandemic, in particular with respect to specialized roles. Increased turnover rates of our employees could increase operating costs and create challenges for us in maintaining high levels of employee awareness of and compliance with our internal procedures and regulatory compliance requirements, in addition to increasing our recruiting, training and supervisory costs.

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Air travel: In particular, the interruption of regional and international air travel from COVID-19 has resulted in a significant decrease in business and leisure traffic and is having a material adverse effect on our air transportation customers, the viability of their businesses, and their demand for our services and products. Many countries have shut down their airspace and a large number of airlines have grounded a significant portion of their fleet. Changes in passenger air travel trends arising from COVID-19 may continue to develop or persist over time and further contribute to this adverse effect.

The COVID-19 pandemic may also exacerbate other risks disclosed in this offering memorandum, including, but not limited to, risks related to global economic conditions, competition, loss of customers, costs of supplies, manufacturing difficulties and disruptions, our credit profile, our credit ratings and interest rates. We expect that the longer the period of disruption from COVID-19 continues, the more material the adverse impacts will be on our business operations, financial performance, results of operations and/or cash flows. In addition, the COVID-19 pandemic may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not expect to present significant risks to our business, results of operations, financial condition and/or cash flows.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $ , after deducting discounts and commissions to the initial purchasers and estimated expenses of the offering. We intend to use the net proceeds from this offering, together with cash on hand, to (i) prepay in full the obligations outstanding under the Term Loan, and (ii) prepay in full the obligations outstanding under the Credit Facility and terminate in full the commitments thereunder. As of the date of this offering memorandum, the Term Loan had an outstanding aggregate principal amount of $600 million, the Credit Facility had an outstanding aggregate principal amount of $500 million and the Company had approximately $1,000 million of cash on hand. The variable interest rate with respect to the Term Loan is currently based on LIBOR for the relevant interest period plus an applicable margin of 2.75% and the variable interest rate with respect to the Credit Facility is currently based on LIBOR for the relevant interest period plus an applicable margin between 1.75% and 2.25% (for LIBOR loans) and between 0.75% and 1.25% (for ABR loans) based on our leverage ratio. See “Description of Other Indebtedness.”
Certain of the initial purchasers and/or their affiliates are lenders under the Term Loan and the Credit Facility and as such may receive a portion of the proceeds of this offering. See “Plan of Distribution.”

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2019 (i) on a historical basis; (ii) on a pro forma basis to give effect to the pro forma adjustments included in our Unaudited Pro Forma Condensed Combined Financial Information related to the separation; and (iii) on a pro forma as adjusted basis, after giving effect to the separation and as further adjusted to reflect (a) the issuance of $600,000,000 aggregate principal amount of the notes offered hereby, (b) the expected entry into the ABL Credit Facility, and (c) the application of the net proceeds from this offering, together with cash on hand, as described in “Use of Proceeds.” The information below is not necessarily indicative of what our capitalization would have been had the separation, distribution, related financing transactions and this offering been completed as of December 31, 2019. In addition, it is not indicative of our future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information,” “Selected Historical Combined Financial Data of Arconic Corporation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Combined Financial Statements and notes thereto included in this offering memorandum.

	December 31, 2019
(in millions)	As Reported	Pro Forma	Pro Forma as Adjusted
	(Unaudited)
Cash
Cash and cash equivalents	$72	$500	$500
Capitalization:
Debt Outstanding
Long-term debt, including amount due within one year:
Credit Facility(1):	$—	$—	$—
Term Loan	—	600	—
ABL Credit Facility	—	—	—
Second Lien Notes	—	600	600
Notes offered hereby	—	—	600
Other long-term debt, including amount due within one year	250	—	—
Total debt outstanding	$250	$1,200	$1,200
Equity
Common stock, par value $0.01	$—	$1	$1
Additional capital	—	2,599	2,599
Parent Company net investment	2,419	—	—
Accumulated other comprehensive income (loss)	295	(1,509)	(1,509)
Sub-total equity	2,714	1,091	1,091
Noncontrolling interest	14	14	14
Total equity	2,728	1,105	1,105
Total capitalization	$2,978	$2,279	$2,279

(1) In addition to the amount shown in the Pro Forma column, on April 2, 2020, the Company borrowed $500 million under the Credit Facility to bolster its liquidity and preserve financial flexibility in light of uncertainties resulting from the outbreak of COVID-19. The Company intends to use the net proceeds from this offering, together with cash on hand, to prepay in full the outstanding obligations under the Credit Facility and terminate in full the commitments thereunder.